CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
Information excluded from this exhibit is marked with [ *** ]

Exhibit 10.1

CONSENT AND AMENDMENT AGREEMENT
This CONSENT AND AMENDMENT AGREEMENT (this “Agreement”) is made as of August 23, 2019, among U.S. SILICA COMPANY, a Delaware corporation (“Company”), each Lender listed on the signature pages hereto and BNP PARIBAS, as administrative agent (in such capacity, “Administrative Agent”).
R E C I T A L S

(A)
WHEREAS, Company, USS Holdings, Inc., a Delaware corporation, the subsidiary guarantors listed on the signature pages thereof, the financial institutions listed on the signature pages thereof as lenders (“Lenders”) and Administrative Agent are party to the Third Amended and Restated Credit Agreement, dated as of May 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as further modified by this Agreement, the “Credit Agreement”).

(B)
WHEREAS, Company, by written notice to Administrative Agent, has requested (i) the consent of Requisite Lenders to the Specified Disposition [ *** ] and (ii) the amendment of certain provisions of the Credit Agreement as set forth in Section 3 herein.

(C)
WHEREAS, pursuant to Section 9.6 of the Credit Agreement, no amendment of any provision of the Credit Agreement and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Company and Requisite Lenders.

(D)
WHERES, Lenders party to this Agreement, constituting Requisite Lenders, and Administrative Agent have agreed to permit the Specified Disposition and amend certain provisions of the Credit Agreement, each as set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

1	Definitions
Capitalized terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Credit Agreement.
In this Agreement:
“Specified Disposition” means [ *** ].

2	Consent
Notwithstanding Article VI of the Credit Agreement or any other provision in the Loan Documents to the contrary, each Lender party hereto hereby consents to the Specified Disposition; provided that the Specified Disposition shall be an Asset Sale and the Net Asset Sale Proceeds thereof shall be subject to Section 2.4(b)(iii)(A) of the Credit Agreement.

3	Amendment

The first paragraph of Section 2.4(b)(v) of the Existing Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) as follows:
Acquisition of Term Loans by a Loan Party Notwithstanding anything to the contrary contained in this Section 2.4 or any other provision of this Agreement, ~~so long as Requisite Lenders have given prior written consent,~~ Parent, Company or any Restricted Subsidiary may repurchase outstanding Term Loans pursuant to this Section 2.4(b)(v) on the following basis:

4	Conditions to Effectiveness
The consent and amendment set forth herein shall become effective on the date on which the following conditions have been satisfied or waived (in each case as determined by Administrative Agent):

4.1
Costs and Expenses Payment of all costs, expenses and other amounts due and owing to Administrative Agent, including reimbursement or payment of all out-of-pocket expenses (including fees, expenses and disbursements of its counsel) required to be reimbursed or paid by Company under the Credit Agreement or under any other Loan Document that have been invoiced to Company.

4.2
Counterparts to this Agreement The execution and delivery of a counterpart (including a facsimile or other electronic counterpart) of this Agreement by each of Company, Requisite Lenders and Administrative Agent.

5	Miscellaneous

5.1	This Agreement shall be a “Loan Document” as defined in the Credit Agreement.

5.2
The provisions of the Credit Agreement and each other Loan Document shall, save as modified by this Agreement, continue in full force and effect, and references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” and “herein”, and in the other Loan Documents to the “Credit Agreement”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified by this Agreement.

5.3
In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.4
The execution, delivery, and effectiveness of this Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed to (a) be a consent to any waiver or modification of any other term or condition of the Credit Agreement or any of the instruments or documents referred to therein, (b) create, or be evidence of, alone or taken with any consent to, waiver or modification of, or other amendment of the provisions of the Credit Agreement or any of the instruments or documents referred to therein, a course of conduct, or (c) prejudice any right or rights which Secured Parties may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or documents referred to therein.

5.5
THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

5.6
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

U.S. SILICA COMPANY,
as Company

By    /s/ Bryan A. Shinn

    Name: Bryan A. Shinn
Title: President and Chief Executive Officer

Signature Page to Consent and Amendment Agreement

BNP PARIBAS,
as Administrative Agent

By    /s/ Yung Wu

    Name: Yung Wu
Title: Vice President

By    /s/ Kwang Kyun Choi

    Name: Kwang Kyun Choi
Title: Vice President

Signature Page to Consent and Amendment Agreement

[VARIOUS LENDERS]
as Lender

By

    Name:

    Title:

Signature Page to Consent and Amendment Agreement